UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 9, 2021

Verint Systems Inc.

(Exact name of registrant as specified in its charter)

001-34807
(Commission File Number)

Delaware	11-3200514
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

175 Broadhollow Road

Melville, New York 11747

(Address of principal executive offices, with zip code)

(631) 962-9600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of exchange on which registered
Common Stock, $0.001 par value per share	VRNT	The NASDAQ Stock Market, LLC (NASDAQ Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On April 9, 2021, Verint Systems Inc. (“Verint”) entered into the Third Amendment (“Third Amendment”) to the Credit Agreement, dated as of June 29, 2017 (as previously amended by the First Amendment, dated as of January 31, 2018 and Second Amendment, dated as of June 8, 2020 (the “Existing Credit Agreement”) and as further amended by the Third Amendment, the “Amended Credit Agreement”), by and among Verint, the lenders from time to time parties thereto and JPMorgan Chase Bank, N.A., as administrative agent.

Pursuant to the Third Amendment, (i) Verint is refinancing its existing revolving credit commitments with a new $300 million revolving credit facility with five year maturity and (ii) for purposes of the acceleration of the maturity of the term loan and revolving credit facility under the Amended Credit Agreement, neither Verint’s outstanding 1.50% convertible senior notes due June 1, 2021 nor Verint’s 0.25% convertible senior notes due April 15, 2026 issued on April 9, 2021 will be deemed to be outstanding if such notes are cash collateralized in accordance with the Amended Credit Agreement. Verint previously disclosed that it had cash collateralized the 1.50% convertible senior notes due June 1, 2021 and Verint currently intends to cash collateralize, or otherwise refinance or repurchase, the 0.25% convertible senior notes due April 15, 2026 prior to their maturity.

Other than the changes described above, market related updates and certain other updates favorable to Verint, all other material provisions of the Existing Credit Agreement remain unchanged.

Certain of the lenders party to the Amended Credit Agreement, and their respective affiliates, have performed, and may in the future perform for Verint and its subsidiaries, various commercial banking, investment banking, underwriting and other financial advisory services, for which they have received, or may receive, customary fees and expense reimbursements.

The foregoing description of the Third Amendment is not complete and is qualified in its entirety by reference to the Third Amendment, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1*	Third Amendment, dated April 9, 2021 to the Credit Agreement dated June 29, 2017, among Verint Systems Inc., as borrower, the lenders from time to time party thereto, and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent

104	Cover Page Interactive Data File (embedded within XBRL document)

*

Schedules and similar attachments to the agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of all omitted schedules and similar attachments to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERINT SYSTEMS INC.

By:	/s/ Peter Fante
Name:	Peter Fante
Title:	Chief Administrative Officer

Date: April 9, 2021